UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2008

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

                As previously disclosed, on January 15, 2007, FairPoint Communications, Inc. (“FairPoint”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Verizon Communications Inc. (“Verizon”) and Northern New England Spinco Inc., a subsidiary of Verizon (“Spinco”), pursuant to which Spinco will merge with and into FairPoint (the “Merger”).  Prior to the Merger, pursuant to a Distribution Agreement that Verizon and Spinco entered into on January 15, 2007 (as amended, the “Distribution Agreement”), Verizon will effect the transfer of specified assets and liabilities of the local exchange business of Verizon New England Inc. in Maine, New Hampshire and Vermont and the customers of Verizon’s related long distance and Internet service provider businesses in those states to Spinco and entities that will become Spinco subsidiaries.

                In connection with the transactions contemplated by the Merger Agreement and the Distribution Agreement, Spinco will issue to Verizon $551 million aggregate principal amount of 13 1/8% Senior Notes due 2018 (the “Notes”).  FairPoint expects that Verizon will seek to exchange (the “Debt Exchange”) the Notes for certain outstanding debt obligations of Verizon held by certain creditors of Verizon (the “Selling Securityholders”).  FairPoint also expects that immediately following such exchange, the Selling Securityholders will sell the Notes to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in compliance with Regulation S under the Securities Act, which sale will be consummated at the time of the closing of the Merger.

                On March 26, 2008, Spinco and the Selling Securityholders made available to prospective investors a pricing supplement (the “Pricing Supplement”) with respect to the offering of the Notes.

As used herein, unless the context indicates or otherwise requires:

•                  the terms “the Company,” “we,” “us” and “our” refer to FairPoint Communications, Inc. and its subsidiaries following the Merger and the other Transactions (as defined below);

•                  the term “FairPoint” refers to FairPoint Communications, Inc. and its subsidiaries prior to the Merger;

•                  the term “Verizon Group” means Verizon and its subsidiaries (other than Cellco Partnership doing business as Verizon Wireless);

•                  the term the “Northern New England business” refers to the local exchange business and related landline activities in Maine, New Hampshire and Vermont as historically operated by the Verizon Group;

•                  the term “on a pro forma basis” gives effect to the Transactions; and

•                  the “Transactions” refers collectively to (a) the spin-off of the Northern New England business by the Verizon Group in exchange for (i) the issuance of additional Spinco shares (ii) a special $1,160 million cash payment to the Verizon

Group and (iii) the issuance of the Notes to the Verizon Group, (b) the Merger, (c)  the Debt Exchange, (d) the offering of the Notes, (e) the entry by Spinco and FairPoint into a new senior secured $2.03 billion credit facility (the “New Credit Facility”) and (f) the use of the borrowings thereunder.

                In a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2008 (the “March 10th 8-K”), FairPoint disclosed certain pro forma financial data of the Company which was contained in a preliminary offering memorandum dated March 7, 2008 (the “Preliminary Offering Memorandum”).  Set forth below is certain updated pro forma financial data of the Company as set forth in the Pricing Supplement.

Pro Forma for the year ended December 31, 2007
Interest expense	$200 million
Ratio of earnings to fixed charges*	1.1x

* The ratio of earnings to fixed charges was computed by dividing (a) earnings before interest expense and income taxes by (b) interest expense plus capitalized interest.

                In the March 10th 8-K, FairPoint included information with respect to the expected sources and uses of funds to consummate the Transactions as set forth in the Preliminary Offering Memorandum.  Set forth below is updated information with respect to the expected sources and uses of funds to consummate the Transactions as set forth in the Pricing Supplement.

                The following table sets forth the estimated sources and uses of funds to consummate the Transactions (other than the Debt Exchange) assuming the Transactions are consummated on March 31, 2008.

Sources of Funds (dollars in millions)		Uses of Funds (dollars in millions)

Notes (1)	$551	Notes (1)	$551
New Credit Facility:		Repayment of FairPoint’s existing credit facility:
New term loan (2)		Term loan facility(9)	589
Spinco borrowings(3)	1,160	Revolving loan facility(10)	95
FairPoint borrowings(4)	470	Repayment of other FairPoint indebtedness(11)	4
New delayed draw term loan (5)	5	Special cash payment to the Verizon Group	1,160
New revolver(6)	—	Estimated fees and expenses relating to the Transactions(12)	91
Cash from Spinco(7)	276	Cash for working capital and other general corporate purposes	7
Cash from FairPoint(8)	35
Total sources	$2,497	Total uses	$2,497

(dollars in millions)

(1)   We will not receive any proceeds from the sale of the Notes.

(2)   The new term loan, which is expected to consist of a term loan A facility in an aggregate principal amount of $500 with a six-year term and a term loan B facility in an aggregate principal amount of $1,130 with a seven-year term, is expected to be fully funded upon the closing of the Transactions.

(3)   Borrowings will be incurred by Spinco prior to the spin-off and will be used by Spinco to make a special cash payment of $1,160 to the Verizon Group.

(4)   Borrowings will be incurred by FairPoint concurrently with the closing of the Merger and will be used by FairPoint, together with cash on hand, to repay amounts expected to be outstanding under its existing revolving loan facility.

(5)   The new delayed draw term loan is expected to have a seven-year term and will be available for 12 months following the closing of the Merger. The new delayed draw term loan is expected to be used to fund certain capital expenditures and other expenses associated with the merger. The new delayed draw term loan, which has a maximum availability of $200, is expected to be available for one year following the closing of the Transactions to fund certain capital expenditures and other expenses associated with the Merger. We currently expect that we will borrow approximately $150 under the new delayed draw term loan to fund such capital expenditures and other expenses.

(6)   The new revolver is expected to have a six-year term and is expected to be undrawn upon the closing of the Transactions (not including letters of credit that will be issued as of the closing date) and may be used to fund short-term cash requirements. The new revolver has a maximum availability of $200.

(7)   Reflects a cash capital contribution of $235.5 from the Verizon Group to Spinco, as required by the state regulatory orders approving the spin-off and the Merger (which does not include $81 of restricted cash to be maintained in separate accounts as required in the orders of the Vermont Public Service Board and the New Hampshire Public Utilities Commission approving the spin-off and the Merger) and $40 of working capital (which FairPoint’s management has assumed to be cash on hand as of the closing of the Merger), as calculated pursuant to the terms of the Distribution Agreement, without giving effect to any adjustments which might be required pursuant to the Distribution Agreement.

(8)   This amount is FairPoint’s management’s estimate of the expected cash on hand as of March 31, 2008.

(9)   Term loans under FairPoint’s existing credit facility mature in February 2012 and bear interest per annum at the Eurodollar rate plus 2.0%.

(10) Revolving loans under FairPoint’s existing credit facility mature in February 2011 and bear interest per annum at the Eurodollar rate plus 2.0%. This amount is FairPoint’s management’s estimate of the borrowings expected to be outstanding under the revolving loan facility of FairPoint’s existing credit facility as of March 31, 2008. As of December 31, 2007, FairPoint had $33 in outstanding borrowings under the revolving loan facility.

(11) This debt consists of (i) $2.1 aggregate principal amount of 11-7/8% senior notes issued in March 2003, which mature on March 1, 2010, referred to as the 11-7/8% notes, and (ii) $1.9 aggregate principal amount of senior secured floating rate notes and fixed rate notes issued by two of FairPoint’s operating subsidiaries which were assumed in connection with FairPoint’s acquisition of these subsidiaries, this indebtedness matures between 2009 and 2014 and the interest rate on these notes range from 8.2% to 9.2%. With respect to the 11-7/8% notes, we intend to deliver an irrevocable notice of redemption to redeem all of the 11-7/8% notes at a price of 102.969% on the date following the closing of the Transactions. The redemption will occur 30 days after the delivery of such notice.

(12) Includes $25 of debt issuance costs, $16 payable for the first month of services under the transition services agreement, advisory fees, transfer taxes and other fees and expenses payable in connection with the Merger.

                In the March 10th 8-K, FairPoint included a table setting forth information with respect to the capitalization of FairPoint on an actual basis and on a pro forma basis as set forth in the Preliminary Offering Memorandum.  Set forth below is an updated footnote 3 to such table as set forth in the Pricing Supplement (dollars in millions).

                (3)           The new term loan is expected to have a total aggregate principal amount of $1,630 (consisting of the term loan A facility in an aggregate principal amount of $500 with a six-year term and the term loan B facility in an aggregate principal amount of $1,130 with a seven-year term).  Prior to the closing of the Merger, FairPoint expects to incur an additional $63 of debt under the revolving facility of its existing credit facility, which amount will be repaid upon the closing of the Merger.  After giving effect to these additional borrowings, FairPoint’s management estimates that the amount of total long-term debt and capital lease obligations outstanding at the closing of the Merger will be $2,193.  FairPoint’s management expects to have $68 of cash on hand as of March 31, 2008.

                Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements may relate to, among other things:

•                  future performance generally, and our performance in particular;

•                  material adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial or operational impact, in the markets we serve;

•                  restrictions imposed by the agreements governing our indebtedness;

•                  anticipated cost savings from the Merger;

•                  anticipated business development activities and future capital expenditures;

•                  our dividend policy and expectations regarding dividend payments;

•                  financing sources and availability, and future interest expense;

•                  availability of net operating loss carryforwards to offset anticipated tax liabilities;

•                  material technological developments and changes in the communications industry, including disruption of our suppliers’ provisioning of critical products or services;

•                  use by customers of alternative technologies;

•                  availability and levels of regulatory support payments;

•                  the effects of regulation and competition on the markets we serve;

•                  changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and

•                  restrictions and additional obligations imposed by federal and state regulators as conditions to approvals needed to complete the spin-off and the Merger.

These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used herein, the words “expects,” “anticipates,”

“intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the Year Ended December 31, 2007 and “Risk Factors” in our Information Statement/Prospectus, dated February 28, 2008.  You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made on related subjects in our subsequent periodic reports filed with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and Schedule 14A.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief Financial Officer

Date: March 26, 2008